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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the inclusion in this Report on Form 8-K of our reports dated April 16, 1997 and March 11, 1999 relating to the financial statements of The Kirk & Blum Manufacturing Company for the years ended December 31, 1996, December 31, 1997 and December 31, 1998.




                                          /s/  Rippe & Kingston Co. PSC
                                          ------------------------------
                                               Rippe & Kingston Co. PSC



Cincinnati, Ohio
December  14 , 1999